Exhibit 10.13

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

FIRST AMENDMENT TO LICENSE AND COLLABORATION AGREEMENT

THIS FIRST AMENDMENT TO LICENSE AND COLLABORATION AGREEMENT (this “Amendment”), dated as of May 8, 2025 (the “Amendment Effective Date”), is made by and between Jiangsu Hengrui Pharmaceuticals Co., Ltd., a corporation duly organized and existing under the laws of the People’s Republic of China, having its principal office at 7 Kunlunshan Road, Economy and Technology Development Zone, Lianyungang, Jiangsu Province, China (“Licensor”), and Kailera Therapeutics, Inc. (f/k/a Hercules CM Newco, Inc.), a corporation organized and existing under the laws of the State of Delaware and having a place of business at 890 Winter Street, Suite 220, Waltham, MA 02451 (“Licensee”). Capitalized terms used herein but not defined herein will have the same meaning as set forth in the License Agreement (as defined below).

WHEREAS, Licensor and Licensee are parties to that certain License and Collaboration Agreement, dated May 15, 2024 (the “License Agreement”); and

WHEREAS, the Parties wish to amend the License Agreement pursuant to Section 16.6 there as set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties do hereby amend the License Agreement as follows:

1. Amendment. Section 14.2(e) of the License Agreement is hereby amended and restated in its entirety as follows:

“(e) Termination by Licensor due to Failure of Licensee’s Funding. In the event that on or prior to May 15, 2025, the Licensee has not received a minimum of [***] Dollars ($[***]) in aggregate gross cash proceeds since the date of incorporation or formation of the Licensee in exchange for shares of Common Stock or Convertible Securities of the Licensee (the “Funding Milestone”), Licensor shall have the right to terminate this Agreement in its entirety upon [***] advance written notice (the “Funding Default Notice Period”) to the Licensee, provided that such termination shall not be effective if the Licensee satisfies the Funding Milestone prior to the expiration of the Funding Default Notice Period. For purposes of this Section 14.2(e), “Common Stock” means shares of Common Stock, $0.00001 par value per share, of the Company, “Convertible Securities” means any evidence of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Common Stock, but excluding Options, and “Options” means any rights, options or warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities.”

2. Effect of Amendment. This Amendment will not constitute a waiver, amendment, or modification of any other provision of the License Agreement or any other provision not expressly referred to herein. Except as amended hereby, the License Agreement will remain in full force and effect as originally written.

3. Governing Law. This Amendment will be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to any choice of law principles that would require the application of the laws of a different jurisdiction.

4. Binding Effect. This Amendment will be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns.

5. Headings. All headings are for convenience only and will not affect the meaning of any provision of this Amendment.

6. Amendment and Waiver; Assignment. No amendment, modification, or waiver of the terms of this Amendment will be binding on either Party unless reduced to writing and signed by an authorized representative of the Party to be bound. Any waiver of any rights or failure to act in a specific instance will relate only to such instance and will not be construed as an agreement to waive any rights or fail to act in any instance, whether or not similar. This Amendment may not be assigned except in connection with an assignment of the License Agreement.

7. Severability. In the event that any provision of this Amendment will be held invalid or unenforceable for any reason, such invalidity or unenforceability will not affect any other provision of this Amendment, and the Parties will negotiate in good faith to modify this Amendment to preserve (to the extent possible) their original intent.

8. Entire Agreement. This Amendment and the License Agreement, as amended, constitute the entire agreement between the Parties with respect to the subject matter hereof and thereof and, except as expressly set forth herein and therein, supersede all other agreements and understandings between the Parties with respect to the same.

9. Counterparts. This Amendment may be executed in counterparts, including by facsimile or by electronic scan copies, each of which counterparts, when so executed and delivered, will be deemed to be an original, and all of which counterparts, taken together, will constitute one and the same instrument.

[Signature pages follow]

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed by their duly authorized representatives as of the Amendment Effective Date.

JIANGSU HENGRUI PHARMACEUTICALS CO., LTD.		KAILERA THERAPEUTICS, INC.

By:	/s/ Frank Jiang	By:	/s/ Ronald Renaud
Name:	Frank Jiang	Name:	Ronald Renaud
Title:	Chief Strategy Officer	Title:	President and Chief Executive Officer